UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 9, 2008 (October 6, 2008)

ABLEAUCTIONS.COM, INC.

(Exact name of Registrant as specified in charter)

Florida	000-28179	59-3404233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Suite 200 - 1963 Lougheed Highway

Coquitlam, British Columbia Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code:  604-521-3369

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01.

Entry into a Material Agreement.

A significant segment of our business provides liquidation and merchandizing services, along with auction and point-of-sale technology, to businesses to assist them in managing the sale of their products.  On April 15, 2008 we announced that we had been notified by eBay that eBay intended to wind down the operations of its eBay Live Auctions platform effective December 31, 2008.  This decision, along with the continued weakness in the U.S. economy, has negatively impacted our liquidation and live auction broadcast services.  In order to address the adverse effect of these events on our revenues and operations, our management is currently considering whether to restructure our operations or to acquire or merge with another business.  However, in the absence of any immediate and definitive transaction, we intend to expand our investment and property development business.

To this end, on October 6, 2008 our board of directors approved a Development Agreement between the company and Mr. Abdul Ladha, our chief executive officer, chief financial officer, director and a major shareholder, Overture Development Corporation, Surrey Central City Ltd. (“Surrey”) and Bullion Reef Holdings Ltd. (“Bullion”).  Mr. Ladha is the sole officer, director and shareholder of Overture Development Corporation and the sole officer and director of Surrey.  Bullion is the sole shareholder of Surrey.  Mr. Ladha’s wife is the sole shareholder of Bullion.  A copy of the Development Agreement is attached to this Current Report on Form 8-K.

Surrey is the owner of 4 properties (collectively referred to as the “Property”) adjacent to 9655 King George Highway, Surrey, British Columbia.  We own 9655 King George Highway and are in the process of improving it with a retail facility of approximately 4,326 square feet and with a residential complex consisting of 111 condominiums of approximately 91,132 square feet.  Surrey intends to explore the potential of developing the Property by improving it with a residential 4-storey (but no more than a 6 storey) complex consisting of at least 76 condominiums of approximately 45,000 square feet.  Our board of directors believes that this development has significant potential and has determined that the acquisition of a 50% interest in Surrey will be in our best interests and in the best interests of our shareholders.

Surrey has no assets other than the Property and no liabilities.  Surrey currently has 100 shares of common stock issued and outstanding, all of which are owned by Bullion.  We have agreed to purchase 50 of these shares from Bullion.  We have agreed to pay $1,347,440 for these shares.  The purchase price is based on an appraisal provided to us by an independent appraiser and a fairness opinion.  The purchase price is subject to an upward adjustment in the event of either of the following occurrences.  The purchase price may be increased to reflect the increase in value that will accrue to the Property if Surrey decides to develop the Property with a 6-storey complex rather than a 4-storey complex.  The purchase price may also be increased to reflect the increase in value that will accrue to the Property if Surrey is able to acquire an adjacent lot owned by an unrelated third party.  Negotiations relating to the acquisition of the lot have been on-going and, if the adjacent lot is acquired, Surrey will be able to develop the Property (which will include the adjacent lot) with a significantly larger structure.

We intend to pay one-half of the purchase price in cash and the remainder of the purchase price with a promissory note.  The promissory note will accrue simple interest at the prime rate announced by the Royal Bank of Canada plus 2% per annum.  The promissory note will include a provision that will allow Bullion to convert some or all of the principal amount and some or all of the accrued interest into shares of our common stock.  The number of shares of common stock to be issued to Bullion upon conversion of the principal and accrued interest will be computed at 20% above the last sale price of one share of our common stock on the date on which the Development Agreement is executed.  The last sale price of our common stock on October 6, 2008 was $0.03.  The entire unpaid principal balance, together with any accrued interest and other unpaid charges or fees are due and payable on October 6, 2009.  Our purchase of the shares from Bullion is contingent upon receipt of the approval of our shareholders of the acquisition of the shares in Surrey, the potential issuance of our common stock in payment of the promissory note and approval by the American Stock Exchange of the additional listing application we will be required to submit prior to issuing such shares.  We will only be required to submit an additional listing application if Bullion exercises its right to receive shares of our common stock, rather than cash, for some or all of the balance of the purchase price.

In the event that Surrey is unable to successfully obtain the plans, permits and approvals or the financing to complete the build-out of the Property, or if for any reason Surrey determines that the build-out of the Property is not in its best interests, notice of this event will be provided to us.  Within 20 days of receiving the notice, we may put the stock we purchased to Bullion and Bullion will, within 120 days from receiving our put notice, repurchase the stock by paying to us in cash the purchase price (including the adjustments described above, if any), less one-half of the expenses incurred by Surrey in its efforts to develop the Property.  This put right will expire within 12 months from the date of the Development Agreement.

The Development Agreement anticipates that Mr. Ladha and Overture Development Corporation will provide services to Surrey in developing the Property.  These services include managing the build-out; working with government agencies to obtain approval of the development and obtaining the plans, permits and approvals required to complete the build-out; providing contractor’s services, including liaising with various trades to coordinate construction of the build-out and supervising and directing construction of the build-out; preparing and implementing a marketing plan; providing the construction bonds; and obtaining financing and home warranty coverage for the development.  Mr. Ladha and Overture Development Corporation will jointly receive 12.5% of the net profit (the “Developer’s Fee”) for providing these services.  The term “net profit” means the revenue received from the sale of the residential units after deducting expenses.  The term “expenses” includes, but is not limited to, all architectural, legal and professional fees; loan fees and interest paid on loans; fees, costs and taxes chargeable by any governmental authority; costs of insurance; and any and all costs related to the construction of the improvements.  Net profit is to be determined when the project receives a conditional occupancy permit and when any and all loans or other debt related to the project have been paid in full.  If the sale of the residential units included in the build-out of the Property fails to realize a net profit, Mr. Ladha and Overture Development Corporation will not receive the Developer’s Fee.  If units remain unsold following the payment in full of the loans or other debt related to the build-out of the Property, the Developer’s Fee will be paid as each such unit is sold.

Finally, the Development Agreement permits us to pay a Developer’s Fee to Mr. Ladha and Overture for providing services to us for the build-out of 9655 King George Highway, Surrey, British Columbia.  The Developer’s Fee for that project will be 25% of the net profit.

Item 9.01.

Financial Statements and Exhibits

10.1

Development Agreement with Promissory Note attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABLEAUCTIONS.COM, INC.

/s/ Abdul Ladha

Abdul Ladha, Chief Executive Officer

Dated:  October 9, 2008

DEVELOPMENT AGREEMENT

This Development Agreement (the “Agreement”) is made effective as of the 6th day of October 2008 among

ABLEAUCTIONS.COM, INC. (hereinafter the “Company”), whose office or principal place of business is 1963 Lougheed Highway, Coquitlam, British Columbia, Canada V3K 3T8,

and

ABDUL LADHA and OVERTURE DEVELOPMENT CORPORATION, (hereinafter the “Developer”), whose office or principal place of business is 1963 Lougheed Highway, Coquitlam, British Columbia, Canada V3K 3T8,

and

SURREY CENTRAL CITY HOLDINGS LTD. (hereinafter “Surrey”), whose office or principal place of business is 217-713 Columbia St., New Westminster, British Columbia, Canada V3M 1B2

and

BULLION REEF HOLDINGS LTD., (hereinafter “Bullion”), whose office or principal place of business is 217-713 Columbia St., New Westminster, British Columbia, Canada V3M 1B2

and is based upon the following recitals:

A.

The Developer is the Company’s Chief Executive Officer, President, Chief Financial Officer, a member of the Company’s board of directors and a shareholder of the Company.  The Developer is also Surrey’s sole officer and director.  Surrey’s sole shareholder is Bullion, an affiliate of the Developer.  The Developer is experienced in developing real property for commercial and residential use.

B.

A significant segment of the Company’s business provides liquidation and merchandizing services, along with auction and point-of-sale technology, to businesses to assist them in managing the sale of their products.  On April 15, 2008 the Company announced that it had been notified by eBay that eBay intended to wind down the operations of its eBay Live Auctions platform effective December 31, 2008.  This decision, along with the continued weakness in the U.S. economy, has negatively impacted the Company’s liquidation and live auction broadcast services.

C.

In order to address the adverse effect of these events on the Company’s revenues and operations, and in order to maintain the Company’s listing on the American Stock Exchange, management is currently considering whether to restructure the Company’s operations or to acquire or merge with another business.  However, in the absence of any immediate and definitive transaction, the Company intends to expand its investment and property development business, which management believes to be in the best interests of the Company and its shareholders.

D.

In 2005, in an effort to increase shareholder value, diversify the Company’s assets and provide a reliable source of income, the Developer brought to the Company’s board of directors an opportunity to develop certain real property located at 9655 King George Highway, Surrey, British Columbia by improving it with a retail facility of approximately 4,326 square feet and with a residential complex consisting of 111 condominiums of approximately 91,132 square feet (the “GRUV Development”).  The board of directors approved the acquisition of this opportunity and the Developer, on behalf of the Company, began taking the steps necessary to obtain the funding and other approvals and permits necessary to build the GRUV Development.

E.

The Company and the Developer now wish to memorialize the rights and obligations of each party in relation to (i) the acquisition of this opportunity, (ii) the compensation to be paid to the Developer for the services provided by the Developer or parties affiliated with the Developer in managing, marketing, obtaining financing, obtaining home warranty coverage and other services performed in conjunction with the build-out of the GRUV Development, and (iii) the completion of the GRUV Development.

F.

The Company also wishes to acquire a 50% ownership interest in Surrey, which plans to develop four additional properties that are adjacent to the GRUV Development.  These properties (hereinafter referred to collectively as the “Property”) are commonly known as:

13523 - 96 Ave, Surrey, British Columbia

PID 009-756-256

13535 - 96 Ave, Surrey, British Columbia

PID 004-947-274

13547 - 96 Ave, Surrey, British Columbia

PID 001-475-649

13549 - 96 Ave, Surrey, British Columbia

PID 001-475-657

Surrey owns the Property and intends to explore the potential of developing the Property by improving it with a residential four-storey complex consisting of 76 condominiums of approximately 45,000 square feet.  The Company’s management believes that the acquisition of an ownership interest in Surrey and the subsequent development of the Property will be in the best interests of the Company and its shareholders.

NOW THEREFORE in consideration of the premises and mutual covenants herein set forth and provided for, the parties hereto covenant and agree as follows:

1.

Definition of Net Profit.  When used in this Agreement, the term “net profit” means the revenue received from the sale of the residential units included in the GRUV Development and, assuming the build-out of the Property, from the sale of the residential units included in the build-out of the Property, after deducting expenses.  The term “expenses” includes, but is not limited to, all architectural, legal and professional fees; loan fees and interest paid on loans; fees, costs and taxes chargeable by any governmental authority; costs of insurance; and any and all costs related to the construction of the improvements, with the exception of the Developer’s fee.  Net profit will be determined when each project receives a conditional occupancy permit and when any and all loans or other debt related to the project have been paid in full.

2.

Agreement Relating to the GRUV Development:

(a)

Compensation.  As compensation for managing the GRUV Development build-out, including working with government agencies to obtain approval of the development and obtaining the plans, permits and approvals required to complete the build-out; providing contractor’s services, including liaising with various trades to coordinate construction of the build-out and supervising and directing construction of the build-out; preparing and implementing a marketing plan; providing the construction bonds and obtaining financing and home warranty coverage for the GRUV Development, the Developer will receive 25% of the net profit realized by the sale of the residential units included in the GRUV Development.  If the sale of the residential units included in the GRUV Development fail to realize a net profit, the Developer will not receive compensation.  If units remain unsold following the payment in full of the loans or other debt related to the GRUV Development, the Developer’s compensation will be paid as each such unit is sold.

(b)

Continuing Services.  The Developer will continue providing his services throughout the completion of the build-out of the GRUV Development and the sale of the residential units included in the GRUV Development.

3.

Agreement Relating to Surrey:

(a)

Purchase and Sale of Interest.  Bullion hereby sells, and the Company hereby purchases, 50 shares of the capital stock of Surrey (the “Stock”), which represents 50% of the issued and outstanding capital stock of Surrey.

(b)

Payment of Purchase Price.  The purchase price for the Stock is $1,347,440 US (the “Purchase Price”), subject to adjustment as described herein, and shall be paid as follows:

(i)

$673,720 US in cash shall be paid upon execution of this Agreement and

(ii)

$673,720 US will be paid with a convertible promissory note (the “Note”), in substantially the form attached to this Agreement as Attachment 1.  The Note will have a term of one year.  The Note will accrue simple interest at the rate of prime plus 2% per annum.  The Note will include a provision that will allow Bullion to convert some or all of the principal amount and some or all of the accrued interest into shares of the Company’s common stock.  The number of shares of common stock to be issued to Bullion upon conversion of the principal and accrued interest will be computed by using the last sale price of one share of the Company’s common stock on the date on which this Agreement is executed.  Bullion understands and agrees that the Company may not issue shares of its common stock to Bullion until it receives approval of its additional listing application from the American Stock Exchange and, if required, approval by the Company’s shareholders.  If the Company fails to obtain approval of the additional listing application or approval from its shareholders (if required), then the Company will be required to immediately pay this portion of the purchase price in cash.

(c)

Adjustment to Purchase Price.  The purchase price has been determined assuming that Surrey will develop a 4 storey wood frame structure on the Property.  The parties acknowledge that:

•

in January 2009, builders may be permitted to build 6 storey structures in the Province of British Columbia, rather than be limited to 4 storey structures.  The parties agree that if Surrey develops a 6-storey wood frame structure on the Property, the purchase price for the Stock will be adjusted to reflect the increase in the value of the Property that will result from the increase in density.

•

Surrey has been in the past, and is currently, negotiating with an unrelated third party to acquire an additional property that would increase the site area to approximately 55,000 square feet.  The parties agree that if Surrey acquires the additional property within 12 months of the purchase of the Stock, the purchase price for the Stock will be adjusted to reflect the increase in the value of the Property that will result from the increase in the site area.

In the case of either of the above adjustments, the increase in value will be determined by at least 2 appraisers independent from the parties and each other.  If the appraisers cannot agree on the increase in value, then the increase in value will equal the average of the appraisers’ findings of increased value.  Unless the Company wishes to seek shareholder approval for issuing additional shares of common stock to Bullion, the increase in the purchase price resulting from either of the above adjustments will be paid in cash.

(d)

Allocation of Benefits and Obligations.  Unless otherwise agreed to by both parties in writing, the obligations and liabilities of, and any and all contributions and divisions of profits in connection with, the business of Surrey, including the development of the Property, shall be allocated between the Company and Bullion on an equal basis.

(e)

Compensation to be Paid to Developer.  Bullion and the Company agree that Surrey will retain the services of the Developer to build-out the Property and the Developer agrees to provide the services in accordance with the terms of this Agreement.  As compensation for managing the build-out of the Property, including working with government agencies to obtain approval of the development and obtaining the plans, permits and approvals required to complete the build-out; providing contractor’s services, including liaising with various trades to coordinate construction of the build-out and supervising and directing construction of the build-out; preparing and implementing a marketing plan; providing the construction bonds and obtaining financing and home warranty coverage for the build-out of the Property, the Developer will receive 12.5% of the net profit realized from the sale of the residential units included in the Property build-out.  If the sale of the residential units included in the Property build-out fail to realize a net profit, the Developer will not receive compensation.  If units remain unsold following the payment in full of the loans or other debt related to the Property build-out, the Developer’s compensation will be paid as each such unit is sold.

(f)

Continuing Services.  The Developer will continue providing his services throughout the completion of the build-out of the Property and the sale of the residential units.

(g)

Put Right.  In the event that the Developer is unable to successfully obtain the plans, permits and approvals or the financing to complete the build-out of the Property, or if for any reason the Developer determines that the build-out of the Property is not in the best interests of the Company or Bullion, the Developer will provide notice of this event to the Company and to Bullion.  Within 20 days of receiving the notice, the Company may put the Stock to Bullion and Bullion will, within 120 days from receiving the Company’s put notice, repurchase the Stock by paying to the Company the sum of $1,347,440 US (plus any price adjustment required by Section 3(c)), less one-half of the expenses incurred by Surrey in its efforts to develop the Property.  Twelve months from the date of this Agreement, this put right will expire and be of no further force and effect.

(h)

Condition Precedent to Sale of Stock.  As a condition precedent to the sale of the Stock, the Company must agree to reverse split the outstanding shares of the Company’s common stock.

4.

Representations and Warranties of the Corporate Parties.  Except as otherwise indicated, the Company, Surrey and Bullion (each a “Corporate Party”) make the following representations and warranties to each other and to each other party to the Agreement:

(a)

Organization, Good Standing, Power and Rights to Issue Stock.  Each Corporate Party represents that it is a corporation duly organized, validly existing and in good standing under the laws of the place of its organization and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted.  Each Corporate Party is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.  No Corporate Party to this Agreement is in violation of any of the provisions of its articles or certificate of incorporation or bylaws.

(b)

Capitalization of Surrey.  The authorized capital stock of Surrey as of the date hereof consists of 100 shares of Class “A” Common Stock.  There are no options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of Surrey.  Surrey is not a party or subject to any agreement or understanding and there is no agreement or understanding between any person and/or entities that affects or relates to the voting of Surrey’s outstanding capital stock.

(c)

Authorization.  All corporate action necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of each Corporate Party hereunder, has been duly authorized by the Corporate Party’s board of directors and no other corporate proceedings on the part of any party, other than the approval of this transaction by the Company’s shareholders, is necessary or advisable to authorize this Agreement and the transactions contemplated hereby.  This Agreement constitutes a valid and legally binding obligation of each Corporate Party enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and by general principles of equity.  Other than approval by the Company’s shareholders, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality is required by or with respect to any Corporate Party in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby, except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country and such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a material adverse effect on any Corporate Party and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

(d)

Valid Issuance of Stock.  The Stock, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.  The offer, sale and issuance of the Stock as contemplated by this Agreement are exempt from the qualification and/or registration requirements of any applicable state and federal securities laws, including without limitation, the registration requirements of the Securities Act of 1933, as amended (the “Act”).

(e)

Title to Property and Assets.  Surrey owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except as otherwise disclosed to the Company in a writing executed contemporaneously with this Agreement.

(f)

Compliance with Other Documents.  The execution and delivery of this Agreement, consummation of the transactions contemplated hereby, and compliance with the terms and provisions of this Agreement will not conflict with or result in a breach of the terms and conditions of, or constitute a default under any Corporate Party’s articles or certificate of incorporation or bylaws or of any contract or agreement to which any Corporate Party is now a party, except where such conflict, breach or default of any such contract or agreement, either individually or in the aggregate, would not have a material adverse effect on the Corporate Party’s business, financial condition or results of operations and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

(g)

Absence of Certain Changes.  Surrey has conducted its businesses in the ordinary course consistent with past practice and there have not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a material adverse effect to Surrey; (ii) any acquisition, sale or transfer of any material asset other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Surrey or any revaluation by Surrey of its assets; (iv) any material contract entered into by Surrey, other than in the ordinary course of business, or any material amendment or termination of, or default under, any material contract to which Surrey is a party or by which it is bound; (v) any amendment or change to the articles or certificate of incorporation or bylaws of Surrey; or (vi) any development or event involving a prospective material adverse change in the condition (financial or other), business, properties or results of operations of Surrey taken as a whole.

(h)

Absence of Undisclosed Liabilities.  Surrey has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) required to be stated or disclosed which are not, other than (i) those set forth or adequately provided for in Surrey’s financial statements or in the related notes to Surrey’s financial statements, (ii) those incurred in the ordinary course of business and not required to be set forth in Surrey’s balance sheet under GAAP, and (iii) those incurred in the ordinary course of business since the date of Surrey’s balance sheet and not reasonably likely to have a material adverse effect on Surrey.

(i)

Investigation.  The Company acknowledges that it has had an opportunity to discuss Surrey’s business and affairs with its President.  The Company further acknowledges having had access to information about Surrey that it has requested or considers necessary for purposes of purchasing the Stock.

(j)

Accredited Investor.  The Company is an “accredited investor” as such term is defined in Regulation D promulgated under the Act of 1933.

(k)

Purchase Entirely for Own Account.  This Agreement is made with the Company in reliance upon the Company’s representation to Surrey, which by the Company’s execution of this Agreement the Company hereby confirms, that the Stock will be acquired for investment for the Company’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof other than in conformity with the Act and the rules and regulations promulgated thereunder, and that the Company has no present intention of selling, granting any participation in, or otherwise distributing the same, other than a transfer to a nominee holder or a majority-owned affiliate.

(l)

Restricted Securities.  The Company understands that the shares of Stock are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from Surrey in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, the Company represents that it is familiar with Rule 144 promulgated by the Securities and Exchange Commission, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

5.

Miscellaneous.

(a)

Notice.  Unless otherwise specifically provided in this Agreement, all notices, demands, requests, consents, approvals or other communications (collectively and severally called “Notices”) required or permitted to be given hereunder, or which are given with respect to this Agreement, shall be in writing, and shall be given by: (1) personal delivery (which form of Notice shall be deemed to have been given upon delivery), (2) by telegraph or by private airborne/overnight delivery service (which forms of Notice shall be deemed to have been given upon confirmed delivery by the delivery agency), (3) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of Notice shall be deemed delivered upon confirmed transmission or confirmation of receipt), or (4) by mailing by registered or certified mail, return receipt requested, postage prepaid (which forms of Notice shall be deemed to have been given upon the 5th business day following the date mailed).  Notices shall be addressed to the address hereinabove set forth in the introductory paragraph of this Agreement, or to such other address as the receiving party shall have specified most recently by like Notice, with a copy to the other parties hereto.

(b)

Preparation of Agreement; Costs and Expenses.  This Agreement was prepared by the Company solely on behalf of the Company.  Each party acknowledges that:  (i) he, she or it had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other party hereto; (ii) the terms of the transaction contemplated by this Agreement are fair and reasonable to such party, and (iii) such party has voluntarily entered into the transaction contemplated by this Agreement without duress or coercion.  Each party further acknowledges such party was not represented by the legal counsel of any other party hereto in connection with the transaction contemplated by this Agreement, nor was he, she or it under any belief or understanding that such legal counsel was representing his, her or its interests.

(c)

Cooperation.  Each party agrees, without further consideration, to cooperate and diligently perform any further acts, deeds and things, and to execute and deliver any documents that may be reasonably necessary or otherwise reasonably required to consummate, evidence, confirm and/or carry out the intent and provisions of this Agreement, all without undue delay or expense.

(d)

Entire Agreement/No Collateral Representations.  Each party expressly acknowledges and agrees that this Agreement (1) is the final, complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof; (2) supersedes any prior or contemporaneous agreements, proposals, commitments, guarantees, assurances, communications, discussions, promises, representations, understandings, conduct, acts, courses of dealing, warranties, interpretations or terms of any kind, whether oral or written (collectively and severally, the “prior agreements”), and that any such prior agreements are of no force or effect except as expressly set forth herein; and (3) may not be varied, supplemented or contradicted by evidence of prior agreements, or by evidence of subsequent oral agreements.  No prior drafts of this Agreement, and no words or phrases from any prior drafts, shall be admissible into evidence in any action or suit involving this Agreement.

(e)

Amendment; Waiver.  Except as expressly provided otherwise herein, neither this Agreement nor any of the terms, provisions, obligations or rights contained herein, may be amended, modified, supplemented, augmented, rescinded, discharged or terminated (other than by performance), except by a written instrument or instruments signed by all of the parties to this Agreement.  No waiver of any breach of any term, provision or agreement contained herein, or of the performance of any act or obligation under this Agreement, or of any extension of time for performance of any such act or obligation, or of any right granted under this Agreement, shall be effective and binding unless such waiver shall be in a written instrument or instruments signed by each party claimed to have given or consented to such waiver and each party affected by such waiver.

(f)

Severability.  If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws, then, and in that event:  (1) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable; and (2) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby, and shall continue in full force and effect to the fullest extent provided by law.

(g)

Headings.  The headings used in this Agreement are for convenience and reference purposes only, and shall not be used in construing or interpreting the scope or intent of this Agreement or any provision hereof.  References to this Agreement shall include all amendments or renewals thereof.

(h)

Applicable Law.  This Agreement and the rights and remedies of each party arising out of or relating to this Agreement (including, without limitation, equitable remedies) shall (with the exception of the Securities Act and the Blue Sky Laws) be solely governed by, interpreted under, and construed and enforced in accordance with the laws of British Columbia, as if this Agreement were made, and as if its obligations are to be performed, wholly within British Columbia.

(i)

Successors and Assigns.  All of the representations, warranties, covenants, conditions and provisions of this Agreement shall be binding upon and shall inure to the benefit of each party and such party's respective successors and permitted assigns, spouses, heirs, executors, administrators, and personal and legal representatives.

(j)

Counterparts.   This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto.  Any signature page of this Agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto by having attached to it one or more additional signature pages.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

“COMPANY”

Ableauctions.com, Inc.

By:

     Barrett Sleeman, Director

“DEVELOPER”

Abdul Ladha

Overture Development Corporation

By:

     Abdul Ladha, President

“SURREY”

Surrey Central City Holdings Ltd.

By:

     Abdul Ladha, President

BULLION REEF HOLDINGS LTD.

Bullion Reef Holdings Ltd.

By:

      Abdul Ladha, President

Attachment 1

Promissory Note

$673,720 US	Vancouver, British Columbia
October 6, 2008

This Promissory Note (the “Note”) is made and executed as of the date referred to above, by Ableauctions.com Inc., a Florida corporation (the “Borrower”).  By this Note, the Borrower promises and agrees to pay to the order of Bullion Reef Holdings Ltd. (the “Lender”), at 217-713 Columbia St., New Westminster, British Columbia V3M 1B2 Canada or at such other place as the Lender may designate in writing, the principal sum of Six Hundred and Seventy Three Thousand Seven Hundred and Twenty and 00/100 Dollars ($673,720 US), together with simple interest thereon until paid in full, both before and after judgment, at the prime rate as announced by the Royal Bank of Canada plus 2%, per annum.  Interest shall be computed on the basis of a 360 day year and a 30 day month.

Subject to the remaining terms of this Note, the entire unpaid principal balance, together with any accrued interest and other unpaid charges or fees hereunder, shall be due and payable on October 6, 2009 (the “Maturity Date”).

Prepayment in whole or part may occur at any time hereunder without penalty, provided that any partial prepayment shall not operate to postpone or suspend the obligation to make, and shall not have the effect of altering the time for payment of, the remaining balance of the Note as provided for above, unless and until the entire obligation is paid in full.  All payments received hereunder shall be applied, first, to any costs or expenses incurred by the Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; second, to accrued interest; and third, to principal.

If there is a change of control of the Borrower, this Note will become all due and payable at the election of the Lender.  For purposes of this Note, a change of control of the Borrower shall mean a sale or disposition by the Borrower of substantially all of its business or assets or the sale of the capital stock of the Borrower in connection with the sale or transfer of a controlling interest in the Borrower to an unrelated third party or the merger or consolidation of the Borrower with a corporation as part of a sale or transfer of a controlling interest in the Borrower to an unrelated third party  “A controlling interest” shall be defined as 50% or more of the Borrower’s outstanding common stock.

The Lender, in its sole and absolute discretion, may elect to receive the payment of some or all of the principal amount and some or all of any accrued interest (i) in cash or (ii) in shares of the Borrower’s common stock, $0.001 par value.  If the Lender elects to receive payment in common stock, the number of shares of common stock to be issued shall be determined by using the closing price of the common stock on the trading day immediately prior to the date of this Note, as that price may be adjusted for a subdivision of the common stock into a greater number of shares or a combination of common stock into a smaller number of shares.

An event of default will occur if any of the following events occurs:  (a) failure to pay any principal or interest hereunder within 10 days after the same becomes due; (b) if any representation or warranty made by the Borrower in the Development Agreement, or in any certificate, financial statement, or other statement furnished by the Borrower to the Lender is untrue in any material respect at the time when made; (c) default by the Borrower in the observance or performance of any other covenant or agreement contained in the Development Agreement; (d) filing by the Borrower of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing; or (e) filing of an involuntary petition against the Borrower in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for 60 days undismissed, unbonded, or undischarged.

Any notice or demand to be given to the parties hereunder shall be deemed to have been given to and received by them and shall be effective when personally delivered or when sent by certified or registered mail, return receipt requested, postage prepaid, and addressed to the party at its last known address, or at such other address as the one of the parties may hereafter designate in writing to the other party.

The Borrower hereof waives presentment for payment, protest, demand, notice of protest, notice of dishonor, and notice of nonpayment, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time by the Lender without in any way affecting the Borrower’s liability hereunder.

In the event any payment under this Note is not made at the time and in the manner required, the Borrower agrees to pay any and all costs and expenses which may be incurred by the Lender hereof in connection with the enforcement of any of its rights under this Note or under any such other instrument, including court costs and reasonable attorneys’ fees.

This Note shall be governed by and construed and enforced in accordance with the laws of British Columbia.

“Borrower”

Ableauctions.com, Inc.

By:

      Barrett Sleeman